Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:
Investor Relations
Stephanie Ascher
Stern Investor Relations, Inc.
212-362-1200
stephanie@sternir.com

Constantine Theodoropulos
Base Pair Communications
617-401-3116
constantine@basepaircomm.com

Rexahn Closes $10 Million in Registered Direct Offering

Rockville, MD, June 30, 2010 - Rexahn Pharmaceuticals, Inc. (NYSE Amex: RNN), a clinical stage pharmaceutical company commercializing potential best in class oncology and CNS therapeutics, today announced the closing of a previously announced sale of an aggregate of $10 million of securities in a registered direct offering. Rexahn received net proceeds of approximately $9.28 million after deducting placement agent fees and other offering expenses. Rexahn sold an aggregate of 6.67 million shares of its common stock and warrants exercisable for 2.00 million additional shares of its common stock.  The common stock and warrants were sold in units, with each unit consisting of one share of common stock and a warrant to purchase 0.3 of a share of common stock.  The purchase price per unit was $1.50.

The warrants to purchase shares of common stock are exercisable immediately at an exercise price of $1.90 per share and will expire on June 30, 2014.  The proceeds from the transaction will be used for further development of the Company’s lead clinical programs, including the funding of Rexahn’s Phase II clinical study program of Serdaxin®, Zoraxel™ and Archexin®, and other general corporate purposes.

Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the exclusive placement agent for this transaction.

The securities described above were issued under Rexahn's shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 8, 2008, and a prospectus supplement filed on June 28, 2010. The prospectus supplement and the accompanying prospectus contain the information about this offering and other information about Rexahn. Copies of the prospectus supplement and accompanying prospectus may be obtained at the SEC's website at www.sec.gov, or from Rodman & Renshaw, LLC, 1251 Avenue of the Americas, 20th Floor, New York, NY 10020, or directly from Rexahn by contacting Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Rd, Suite 455, Rockville, MD 20850.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals Inc. is a clinical stage pharmaceutical company dedicated to commercializing first-in-class and market leading therapeutics for cancer, Central nervous System (CNS) disorders, sexual dysfunction and other unmet medical needs. Rexahn currently has three drug candidates in Phase II clinical trials, Archexin®, Serdaxin®, and Zoraxel™ - all potential best in class therapeutics - and a pipeline of preclinical compounds in development to treat multiple cancers and CNS disorders.  Rexahn also operates key R&D programs of nano-medicines, and 3D-GOLD and TIMES drug discovery platforms.  For more information, please visit www.rexahn.com.

Safe Harbor

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about Rexahn's plans, objectives, expectations and intentions with respect to future operations and products and other statements identified by words such as "will," "potential," "could," "can," "believe," "intends," "continue," "plans," "expects," "anticipates," "estimates," "may," other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause Rexahn's actual results to be materially different than those expressed in or implied by Rexahn's forward-looking statements. For Rexahn, particular uncertainties and risks include, among others, the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance; the marketing success of Rexahn's licensees or sublicensees; the success of clinical testing; and Rexahn's need for and ability to obtain additional financing. More detailed information on these and additional factors that could affect Rexahn's actual results are described in Rexahn's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. All forward-looking statements in this news release speak only as of the date of this news release. Rexahn undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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